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                                                                      Exhibit 10

                             THE EARTHGRAINS COMPANY
                             -----------------------
                       FIRST AMENDMENT TO RIGHTS AGREEMENT
                       -----------------------------------

     FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of June 29, 2001 ("Amendment"), to the Rights Agreement, dated as of February 22, 1996 (the "Rights Agreement"), between The Earthgrains Company (the "Company") and Boatmen's Trust Company, a trust company organized under the laws of the State of Missouri (the "Rights Agent"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

     WHEREAS, the Company believes it to be in the best interest of the Company and its shareholders to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among the Company, Sara Lee Corporation, a Maryland corporation (the "Purchaser"), and SLC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Purchaser ("Merger Sub"), which Merger Agreement provides for, among other things, a tender offer (the "Offer") by Merger Sub, for all of the issued and outstanding shares of the Company's common stock, $0.01 par value per share ("Common Stock") (including the associated Common Stock purchase rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock of the Company pursuant to the terms of the Rights Agreement).

     WHEREAS, as a result of the foregoing, the Company desires that the transactions contemplated by the Merger Agreement, as well as Purchaser, Merger Sub and any affiliates thereof be exempt from the provisions of the Rights agreement;

     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may supplement or amend any provision of the Rights Agreement in accordance with the provisions of Section 26 thereof; and

     WHEREAS, the Company has executed the Officer's Certificate, attached hereto as Annex A, and has performed all other acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

     Section 1. Amendments to the Rights Agreement. Section 3(a) of the Rights
                ----------------------------------
Agreement is hereby amended to add the following paragraph at the end thereof:
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     "Notwithstanding anything in this Agreement to the contrary, (i) neither
Sosa, a Maryland corporation (the "Purchaser"), Gateway Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Purchaser ("Merger Sub") nor any of their respective Affiliates or Associates shall become an Acquiring Person, either individually or collectively, (ii) no Distribution Date, Stock Acquisition Date or Triggering Event shall occur, (iii) no Rights shall separate from the shares of Common Stock or otherwise become exercisable,
(iv) no holder of Rights or any other Person shall have any legal or equitable rights, remedy or claim under this Agreement, and (v) no adjustment shall be made pursuant to Section 11 or 13, in each case solely by virtue of (A) the announcement of the Offer (as defined in the Merger Agreement (as defined below)), (B) the acquisition of Common Stock of the Company pursuant to the Offer, the Merger (as defined in the Merger Agreement) or the Agreement and Plan of Merger, dated as of June 29, 2001, among Purchaser, the Company and Merger Sub (the "Merger Agreement"), (C) the execution and delivery of the Merger Agreement or (D) the consummation of the Offer, the Merger or any of the other transactions set forth in the Merger Agreement."

     Section 2. Definition. The term "Agreement," as used in the Rights
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Agreement, shall be deemed to refer to the Rights Agreement as amended hereby.

     Section 3. Full Force and Effect. Except as expressly amended hereby, the
                ---------------------
Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     Section 4. Governing Law. This Amendment shall be governed by and construed
                -------------
in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.

     Section 5. Counterparts. This Amendment may be executed in two
                ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     Section 6. Severability. If any term, provision, covenant or restriction of
                ------------
this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be effected.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                             THE EARTHGRAINS COMPANY

                             By: /s/ Barry H. Beracha
                                 ---------------------------
                                 Name:  Barry H. Beracha
                                 Title: Chairman and Chief Executive Officer

                             BOATMEN'S TRUST COMPANY

                             By: /s/ Patricia Trevino
                                 ---------------------------
                                 Name:  Patricia Trevino
                                 Title: Vice President
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                                                                         Annex A

                              OFFICER'S CERTIFICATE
                              ---------------------

     I, Joseph M. Noelker, Vice President, General Counsel and Secretary of The Earthgrains Company, a Delaware corporation (the "Company") do hereby certify, in accordance with Section 26 of the Rights Agreement, dated as of February 22, 1996 (the "Rights Agreement"), between the Company and Boatmen's Trust Company, a trust company organized under the laws of the State of Missouri (the "Rights Agent"), that as of the date hereof, the First Amendment to the Rights Agreement, dated the date hereof, between the Company and the Rights Agent, is in compliance with the terms of Section 26 of the Rights Agreement.

               IN WITNESS THEREOF, I have signed this certificate.

               Dated: June 29, 2001

                                       THE EARTHGRAINS COMPANY

                                       /s/ Joseph M. Noelker
                                       ------------------------------
                                       Name:  Joseph M. Noelker
                                       Title: Vice President, General Counsel
                                              and Secretary